EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Palomar Enterprises, Inc. Employee Stock Incentive Plan for the Year 2003 No. 2 and Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No. 2 of our report dated March 31, 2003, with respect to our audit of the financial statements of Palomar Enterprises, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2002 and for the year then ended, filed with the Securities and Exchange Commission.


                                          /s/ Epstein, Weber & Conover, P.L.C.
                                          ------------------------------------
                                          EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
June 18, 2003